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                                                                   EXHIBIT 25.1
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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                              -------------------

                                    FORM T-1

                              -------------------

                       STATEMENT OF ELIGIBILITY UNDER THE
                  TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                             ---------------------

         CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                         PURSUANT TO SECTION 305(b)(2)

                              -------------------

                             SUNTRUST BANK, ATLANTA
              (Exact name of trustee as specified in its charter)

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
[STREET
SUITE
Atlanta, Georgia                                30303                      58-0466330]
(Address of principal executive offices)      (Zip Code)      (I.R.S. employer identification no.)
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                              -------------------

                                 DAVID M. KAYE
                             Suntrust Bank, Atlanta
                               3495 Piedmont Road
                             Building 10, Suite 810
                             Atlanta, Georgia 30305
                                 (404) 240-1930
           (Name, address and telephone number of agent for service)

                              -------------------

                     TROPICAL SPORTSWEAR INT'L CORPORATION
                          APPAREL NETWORK CORPORATION
                       TROPICAL SPORTSWEAR COMPANY, INC.
                        SAVANE INTERNATIONAL CORPORATION

        Florida                                             59-3424305
        Florida                                             59-3331447
        Delaware                                            52-2062097
        Texas                                               74-1061146

      (State or other                                       (IRS employer
jurisdiction of incorporation                             identification no.)
      or organization)

        4902 West Waters Avenue
             Tampa, Florida                                  33634-1302
(Address of principal executive offices)                     (Zip Code)
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                              -------------------

            11% Senior Subordinated Notes due 2008 to be Registered
                      (Title of the indenture securities)

(1) The following subsidiaries of Registrant: Apparel Network Corporation, Tropical Sportswear Company, Inc., and Savane International Corporation, have each guaranteed the Notes being registered pursuant hereto on an unsecured senior subordinated basis.

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::ODMA\PCDOCS\ATL\232047\1                                     Registration No.
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1.       General information.

         Furnish the following information as to the trustee--

                  Name and address of each examining or supervising authority to which it is subject.

                  Department of Banking and Finance,
                  State of Georgia
                  Atlanta, Georgia

                  Federal Reserve Bank of Atlanta
                  104 Marietta Street, N.W.
                  Atlanta, Georgia

                  Federal Deposit Insurance Corporation
                  Washington, D.C.

                  Whether it is authorized to exercise corporate trust powers.

                  Yes.

2.       Affiliations with obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

16.      List of Exhibits.

         List below all exhibits filed as a part of this statement of eligibility; exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission's Rules of Practice.

         (1) A copy of the Articles of Amendment and Restated Articles of Association of the trustee as now in effect. (Exhibit 1 to Form T-1, Registration No. 333-25463.)

         (2) A copy of the certificate of authority of the trustee to commence business. (included in Exhibit 1.)

         (3) A copy of the authorization of the trustee to exercise corporate trust powers. (included in Exhibit 1.)

         (4) A copy of the existing by-laws of the trustee. (included in Exhibit 4 to Form T-1, Registration No. 333-25463.)

         (6) The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.

         (7) A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on March 31, 1999.
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                                    SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Suntrust Bank, Atlanta, a banking corporation organized and existing under the laws of the State of Georgia, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta and the State of Georgia, on the 17th day of August, 1998.

                                                        SUNTRUST BANK, ATLANTA

                                                        By: /s/ David M. Kaye
                                                           --------------------
                                                           David M. Kaye
                                                           Group Vice President
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                              EXHIBIT 1 TO FORM T-1


                            ARTICLES OF ASSOCIATION
                                       OF
                             SUNTRUST BANK, ATLANTA
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                              EXHIBIT 2 TO FORM T-1



                            CERTIFICATE OF AUTHORITY
                                       OF
                             SUNTRUST BANK, ATLANTA
                              TO COMMENCE BUSINESS
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                              EXHIBIT 3 TO FORM T-1



                                 AUTHORIZATION
                                       OF
                             SUNTRUST BANK, ATLANTA
                       TO EXERCISE CORPORATE TRUST POWERS
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                              EXHIBIT 4 TO FORM T-1


                                     BY-LAWS
                                       OF
                             SUNTRUST BANK, ATLANTA
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                              EXHIBIT 6 TO FORM T-1



                               CONSENT OF TRUSTEE

        Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issuance of 11% Senior Subordinated Notes due 2008 of Tropical Sportswear Int'l Corporation, SunTrust Bank, Atlanta hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                                       SUNTRUST BANK, ATLANTA

                                                       By: /s/ David M. Kaye
                                                           -------------------
                                                           David M. Kaye
                                                           Group Vice President
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                              EXHIBIT 7 TO FORM T-1



                               REPORT OF CONDITION

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
SUNTRUST BANK ATLANTA           Call Date:      03131/98        State #:        130330  FFIEC 031
P.O. BOX 4418 CENTER 632        Vendor ID:      D               Cert #:         00867   RC-1
ATLANTA, GA 30302               Transit #:      61000104

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

                                                                                                                         C400

SCHEDULE RC - BALANCE SHEET

                                                                                     Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------
ASSETS
1.      Cash and balances due from depository institutions (from Schedule RC-A):                     RCFD
        a.      Noninterest-bearing balances and currency and coin (1)_________________________      0081      1,251,852  1.a
        b.      Interest-bearing balances (2)__________________________________________________      0071          5,142  1.b
2.      Securities:
        a.      Held-to-maturity securities (from Schedule RC-B, column A)_____________________      1754              0  2.a
        b.      Available-for-sale securities (from Schedule RC-B, column D)___________________      1773      3,585,729  2.b
3.      Federal funds sold and securities purchased under agreements to resell_________________      1350      1,277,270  3.
4.      Loans and lease financing receivables:                                     RCFD
        a.      Loans and leases, net of unearned income (from Schedule RC-C)_____ 2122   11,169,988                      4.a
        b.      LESS: Allowance for loan and lease losses_________________________ 3123      135,758                      4.b
        c.      LESS: Allocated transfer risk reserve ____________________________ 3128            0                      4.c
        d.      Loans and leases, net of unearned income,                                            RCFD
                allowance, and reserve (item 4.a minus 4.b and 4.c)____________________________      2125     11,034,230  4.d
5.      Trading assets (from Schedule RC-D)____________________________________________________      3545         22,211  5.
6.      Premises and fixed assets (including capitalized leases)_______________________________      2145        100,156  6.
7.      Other real estate owned (from Schedule RC-M)___________________________________________      2150          1,919  7.
8.      Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)     2130         12,664  8.
9.      Customers' liability to this bank on acceptances outstanding___________________________      2155        373,600  9.
10.     Intangible assets (from Schedule RC-M)_________________________________________________      2143         15,777  10.
11.     Other assets (from Schedule RC-F)______________________________________________________      2160        166,401  11.
12.     Total assets (sum of items 1 through 11)_______________________________________________      2170     17,846,951  12.
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(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

SUNTRUST BANK ATLANTA           Call Date:      03/31/98        State #:        130330  FFIEC 031
P.O. BOX 4418 CENTER 632        Vendor ID:      D               Cert #:         00867   RC-2
ATLANTA, GA 30302               Transit #:      61000104

SCHEDULE RC - CONTINUED
                                                                                          Dollar Amounts in Thousands
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
LIABILITIES
13.     Deposits:
        a.      In domestic offices (sum of totals of columns A and C from Schedule RC-E,                     RCON
                part I)_____________________________________________________________________  RCON            2200  7,037,048  13.a
                (1) Noninterest-bearing (1)_________________________________________________  6631 3,029,162                   13.a.
                (2) Interest-bearing _______________________________________________________  6636 4,007,886                   13.a.
        b.      In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule                  RCFN
                RC-E, part II)______________________________________________________________  RCFN            2200  1,518,531  13.b
                (1) Noninterest-bearing ____________________________________________________  6631         0                   13.b.
                (2) Interest-bearing _______________________________________________________  6636 1,518,531  RCFD             13.b.
14.     Federal funds purchased and securities sold under agreements to repurchase _________________________  2800  3,688,681  14
                                                                                                              RCON
15.     a.      Demand notes issued to the U.S. Treasury ___________________________________________________  2840          0  15.a
                                                                                                              RCFD
        b.      Trading liabilities (from Schedule RC-D) ___________________________________________________  3548          0  15.b
16.     Other borrowed money (includes mortgage indebtedness and
        obligations under capitalized leases):
        a.      With a remaining maturity of one year or less ______________________________________________  2332    967,040  16.a
        b.      With a remaining maturity of more than one year through three years ________________________  A547      2,540  16.b
        c.      With a remaining maturity of more than three years _________________________________________  A548          0  16.c
17.     Not applicable
18.     Bank's liability on acceptances executed and outstanding ___________________________________________  2920    373,600  18
19.     Subordinated notes and debentures(2) _______________________________________________________________  3200    250,000  19
20.     Other liabilities (from Schedule RC-G) _____________________________________________________________  2930  1,305,100  20
21.     Total liabilities (sum of items 13 through 20) _____________________________________________________  2948 15,142,540  21
22.     Not applicable
EQUITY CAPITAL
23.     Perpetual preferred stock and related surplus ______________________________________________________  3838          0  23
24.     Common stock _______________________________________________________________________________________  3230     21,601  24
25.     Surplus (exclude all surplus related to preferred stock) ___________________________________________  3839    703,406  25
26.     a.      Undivided profits and capital reserves _____________________________________________________  3632    648,298  26.a
        b.      Net unrealized holding gains (losses) on available-for-sale securities_ _____________________  8434  1,331,106  26.b
27.     Cumulative foreign currency translation adjustments ________________________________________________  3284          0  27
28.     Total equity capital (sum of items 23 through 27) __________________________________________________  3210  2,704,411  28
29.     Total liabilities and equity capital (sum of items 21 and 28) ______________________________________  3300 17,846,951  29
MEMORANDUM
TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
1.      Indicate in the box at the right the number of the statement below that best describes the
        most comprehensive level of auditing work performed for the bank by independent external              RCFD    Number
        auditors as of any date during 1997 ________________________________________________________________  6724    N/A      M.1


1 = Independent audit of the bank conducted in accordance                4 = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified               external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank               authority)

2 = Independent audit of the bank's parent holding company               5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing                auditors
    standards by a certified public accounting firm which                6 = Compilation of the bank's financial statements by
    submits a report on the consolidated holding company (but               external auditors
    not on the bank separately)
                                                                         7 = Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in accordance
    with generally accepted auditing standards by a certified public     8 = No external audit work
    accounting firm (may be required by state chartering authority)
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   (1) Includes total demand deposits and noninterest-bearing time and savings deposits.
   (2) Includes limited-life preferred stock and related surplus,